UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
 _________________________________________________________
FORM 8-K/A
 (Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 5, 2020

CANTEL MEDICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Number)

150 Clove Road	Little Falls	New Jersey	07424	(973)	890-7220
(Address of principal executive offices)			(Zip code)	(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock	CMD	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities  Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K (“Amendment”) is being filed to amend Items 2.02 and 9.01 of the Current Report on Form 8-K filed on March 5, 2020 (“Original Form 8-K”) announcing the Company’s financial results for the quarter ended January 31, 2020 (Registrant’s second quarter of fiscal year 2020) solely for the purpose of adding certain line items on the Statements of Cash Flows and correcting certain items within the footnotes attached to our non-GAAP reconciliation tables and correcting certain items within the footnotes attached to our non-GAAP reconciliation tables. There were no changes to the reported (1) Net Cash provided by operating activities, (2) Net cash used in investing activities and (3) Net cash provided by financing activities in the Original Form 8-K for all periods presented.

Item 2.02              Results of Operations and Financial Condition

On March 5, 2020, the Registrant issued a press release announcing its results of operations for the quarter ended January 31, 2020 (Registrant’s second quarter of fiscal year 2020). A copy of the press release is included with this Report as Exhibit 99.1.

Item 9.01              Financial Statements, Pro-Forma Financial Information and Exhibits

(d) Exhibit 99.1  Press release of Registrant dated March 5, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.

	By:	/s/ George L. Fotiades
George L. Fotiades
President and Chief Executive Officer

March 5, 2020